SECTION 16
                                     POWER OF ATTORNEY
                                     CHARLES H. FIELD, JR.

      The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney in fact to:

      1. as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), or any rule or regulation of the SEC;

      2. execute Forms 3, 4 and 5 in accordance with the Act and the rules and regulations thereunder for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by, or which is advised by, Allianz Global Investors Fund Management LLC or any successor firm in a similar advisory capacity, for which the undersigned becomes a Section 16 reporting person (each, a "Trust"),

      3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority, and

      4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

      The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of March, 2009.

                                       /s/ Charles H. Field, Jr.
                                       Charles H. Field, Jr.


                                         SCHEDULE A

                                    FUND NAME AND SYMBOL

1.  NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND    			NFJ
2.  S&P 500 COVERED CALL FUND INC.   					BEP
3.  ENHANCED S&P 500 COVERED CALL FUND INC.   				BEO




                      INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,
            WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

For any filings made on behalf of Charles H. Field, Jr. prior to March 17, 2009, Mr. Field hereby confirms that the following individuals were his attorney-in-fact:

1.  Brian S. Shlissel
2.  Frances C. Poli

For all filings made on or after March 17, 2009, the following persons are appointed as attorney-in-fact:

1.  Thomas J. Fuccillo
2.  Lagan Srivastava
3.  Ann Morgan
4.  Wayne Miao